UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 19, 2005

Nash-Finch Company

(Exact name of Registrant as specified in its charter)

Delaware	0-785	41-0431960

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 France Avenue South, Minneapolis, Minnesota		55435

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(952) 832-0534

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) and (c) On April 19, 2005, the Nash-Finch Company Board of Directors approved the appointment of Mark A. Sorensen as the Company’s principal accounting officer, effective immediately. Mr. Sorensen will be assuming the duties of principal accounting officer from LeAnne M. Stewart, who will remain as Senior Vice President, Chief Financial Officer and Treasurer of the Company.

     Mr. Sorensen, 47, has served as the Company’s Vice President and Corporate Controller since February 28, 2005. Prior to joining the Company, Mr. Sorensen was Corporate Controller for Chronimed, Inc., a pharmaceutical distributor and provider of patient management services, from June 2002 to February 2005, and was Chief Financial Officer for DirectAg.Com, Inc., an agricultural e-business marketplace and information service, from August 1999 to February 2002.

     As a Vice President of the Company, Mr. Sorensen has entered into a standard form change of control severance agreement with the Company that generally provides that if his employment is terminated within 24 months of a change in control of Nash Finch, he would receive an additional 12 months’ compensation and benefits. A complete copy of the applicable form of Change in Control Agreement has previously been filed by Nash Finch as Exhibit 10.5 to its annual report on Form 10-K for the fiscal year ended December 28, 2002. Nash Finch has not entered into an employment agreement with Mr. Sorensen.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH-FINCH COMPANY
Date: April 22, 2005	By:	/s/ LeAnne M. Stewart
		Name:	LeAnne M. Stewart
		Title:	Senior Vice President and Chief Financial Officer

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